UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 19, 2011

Alterra Capital Holdings Limited
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	000-33047	98-0584464
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Alterra House, 2 Front Street, Hamilton, Bermuda		HM 11
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 295-8800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 19, 2011, Alterra Capital UK Limited, a wholly owned subsidiary of Alterra Capital Holdings Limited, as Account Party and Applicant, and Alterra Capital Holdings Limited, as Guarantor, entered into a Supplemental Letter (the "Supplemental Letter") relating to a Credit Facility Agreement dated 13 October 2008 with the Banks and Financial Institutions listed on the Schedules thereto, as Banks, and ING Bank N.V., London Branch as Agent, Issuing Bank and Security Trustee, as previously amended (the "FAL Facility").

The Supplemental Letter extends the commitment termination date under the FAL Facility to June 30, 2012. The FAL Facility is used for the issuance of letters of credit to provide funds at Lloyd’s to support Lloyd’s syndicate commitments.

The foregoing summary is qualified in its entirety by reference to the Supplemental Letter, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

10.1 Supplemental Letter, dated December 19, 2011, relating to a Credit Facility Agreement, dated as of October 13, 2008, as previously amended and restated.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alterra Capital Holdings Limited

December 23, 2011	By:	Peter A. Minton

Name: Peter A. Minton
Title: Executive Vice President and Chief Operating Officer

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Exhibit Index

Exhibit No.	Description

10.1	Supplemental Letter, dated December 19, 2011, relating to a Credit Facility Agreement, dated as of October 13, 2008, as previously amended and restated.